PROXY



                                   ANSAN, INC.
                         ANNUAL MEETING OF STOCKHOLDERS


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Dr. S. Mark Moran or James M. Ahlers as proxy to represent the undersigned at the Annual Meeting of Shareholders to be held at 400 Oyster Point Boulevard, Suite 435, South San Francisco, California 94080 on October 22, 1996 at 10:00 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

1. Election of Directors

   FOR all nominees listed below         WITHHOLDING AUTHORITY
   (except as marked to the      ---     to vote for all        ----
   contrary below)                       nominees listed below


   Louis R. Bucalo, M.D., S. Mark Moran, M.D., Lindsay A.
   Rosenwald, M.D., Peter M. Kash, Richard Sperber, Alan R.
   Timms, Ph.D., Ilan Cohn, Ph.D. and David Naveh, Ph.D.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

- ------------------------------------------------------------------------------

 2. Approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company to Ansan Pharmaceuticals, Inc.

    FOR                       AGAINST                    ABSTAIN
        ---                           ---                        ---

 3. Approval and ratification of the appointment of Ernst & Young LLP as independent auditors.

    FOR                       AGAINST                    ABSTAIN
        ---                           ---                        ---



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         THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS
DIRECTED; HOWEVER, IF NO DIRECTION IS GIVEN, THE SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND FOR THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

         If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

                                  DATED:                    , 1996
                                        --------------------


                                  ----------------------------------
                                  Signature


                                  ----------------------------------
                                  Signature if held jointly

                                  (Please date, sign as name appears at
                                  the left, and return promptly. If the
                                  shares are registered in the names of
                                  two or more persons, each person should
                                  sign. When signing as Corporate Officer, Partner, Executor, Administrator,
                                  Trustee or Guardian, please give full
                                  title. Please note any changes in your
                                  address alongside the address as
                                  it appears in the proxy.)




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